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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): May 7, 1999




                         SKYLYNX COMMUNICATIONS, INC.
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            (Exact name of registrant as specified in its charter)




COLORADO                           0-24687                       84-1360029
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(State or other            (Commission file number)          (Employer Identi-
incorporation)                                                   fication No.)



           600 South Cherry Street, Suite 305, Denver, Colorado 80222
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         (Address of principal executive offices)          (Zip Code)




      Registrant's telephone number, including area code:  (303) 316-0400
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                  103 Sarasota Quay, Sarasota, Florida 34236
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         (Former name or former address, if changed since last report)
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ITEM 2:   ACQUISITION OF ASSETS
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     On May 7, 1999, SkyLynx Communications, Inc., a Colorado corporation, through a wholly owned subsidiary, SkyLynx Communications of Pacific Northwest, Inc., a Delaware corporation, ("SkyLynx" or the "Company") closed upon and consummated a definitive Asset Purchase Agreement dated as of May 6, 1999, (the "Agreement") between the Company and Seatac.Net, Inc., a Washington corporation, ("Seatac") and its shareholders Scott Marx and Jeff Estep (hereafter Seatac and such shareholders shall collectively be referred to as the "Sellers") pursuant to which the Company purchased substantially all of the tangible and intangible properties and assets ("Assets") used by Seatac in the business of internet service provision (the "Business").

     Under the terms of the Agreement, the Company acquired the Assets of the Business, including inventories, accounts receivable, furniture, fixtures, office machinery and equipment and other tangible property, all mailing, client and customer lists, leasehold improvements and fixtures, prepaid expenses, contracts and licenses, development assets and intangible assets.

     The purchase price paid by the Company for the Assets of the Business and for the covenant not to compete (the "Purchase Price") was $400,000, which was determined through arm's-length negotiations. The purchase price was payable as follows: (i) the sum of $200,000 paid in cash at closing; and (ii) the sum of $200,000 through the issuance to the Sellers of shares of SkyLynx Common Stock, $.001 par value, having an aggregate fair market value, as defined in the Agreement, equal to $200,000. Twenty percent (20%) of the shares issued in partial payment of the purchase price for the Assets were retained by the Company as security for the Sellers' indemnification obligations under the Agreement. The source of the funds used by the Company to pay the purchase price was working capital derived from the Company's recently completed private placements of equity securities.

     The Company will continue to operate the Business from its principal facilities in Seattle, Washington. As of the Closing Date, the Business provided internet service to approximately 900 customers.

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ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS
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     (a)  Financial Statements and Pro Forma Financial Information
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          The Company has determined that the acquisition of the Assets of
Seatac does not involve a significant amount of assets or a significant acquisition within the meaning of Regulation SX (Section 210.11.01) and accordingly financial statements and pro forma financial information are not required.

     (b)  Exhibits
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          Item Title
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          1.1  Asset Purchase Agreement dated as of May 6, 1999


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SKYLYNX COMMUNICATIONS , INC.


Dated:    May 21, 1999             By:  /s/ Jeffery A. Mathias
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                                        Jeffery A. Mathias,, President